UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room M, 21F, Tong Nam A Commercial Centre, 180 Alameda Dr. Carlos Dassumpcao, Macau

(Address of principal executive offices)

(852) 2530 - 2089

(Telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on January 18, 2024, Scientific Energy, Inc., a Utah corporation (the “Company”) entered into a Base Agreement for Purchase of Graphite Ore (the “Original Agreement”) with Madagascar Graphite Limited (the “Supplier”). On March 22, 2024, the Original Agreement was amended and restated by the parties.

Under the amended and restated agreement, the Company will not make advance payments to Supplier for the purchase of graphite ore; instead, payments will be made after manufacturing graphite products using the ore as raw material. The agreement term is one year, ending on March 30, 2025. During the term, Supplier agrees to sell and deliver to the Company, and the Company agrees to purchase and accept from Supplier sufficient amount of graphite ore so that the Company can produce up to 100,000 tons of graphite refined powder products with a carbon content of more than 95%. Parties agree to decide whether to renew or reach a new agreement 30 days before the expiration of this agreement.

Due to the uncontrollable variations among different grades of graphite ore, such as volume, weight, carbon content, as well as inaccuracies in testing, to protect each party’s interest and simplify the process of pricing, parties agree that the price for the graphite ore used for the production of refined graphite powder shall be calculated on an output based formula as follows: (i) for each metric ton of refined graphite powder output, the Company shall pay Supplier a fixed price of $200, regardless of how many metric tons of graphite ore used as input; and (ii) This fixed price shall cover all mining and transporting the graphite ore to the warehousing facility at the Company’s production line in Tamatave, Madagascar by Supplier.

Parties agree that purchase price shall be paid to Supplier by the Company’s issuance of its common stock shares, at a price of $0.50 per share. The Company’s share payment shall be made quarterly in accordance with the quantity of the refined graphite powder produced for the quarter. Parties agree the Company’s shares shall be issued to Supplier within 90 days of each quarterly settlement.

This summary description of the amended and restated agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Amended and Restated Agreement for Purchase of Graphite Ore, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement for Purchase of Graphite Ore dated March 22, 2024, by and between the Company and Purchaser therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

By:/s/ Stanley Chan

Stanley Chan

Chief Executive Officer

March 27, 2024